Exhibit 99.1

Red Robin Gourmet Burgers Reports Results for the Fiscal Third Quarter Ended October 6, 2019

Greenwood Village, CO – November 5, 2019 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) (“Red Robin” or the “Company”), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the quarter ended October 6, 2019.
Third Quarter 2019 Financial Summary Compared to Third Quarter 2018

•	Comparable restaurant revenue increased 1.6% (using constant currency rates), the third consecutive quarter of improved trends;

•	Comparable restaurant guest counts decreased 3.1%;

•	Off-premise sales, including catering, increased 37.3% and comprised 13.2% of total food and beverage sales, including catering;

•	Total revenues were $294.2 million, a decrease of 0.2%;

•	GAAP loss per diluted share was $0.14 compared to earnings per diluted share of $0.13;

•	Adjusted loss per diluted share was $0.24 compared to adjusted earnings per diluted share of $0.16 (see Schedule I);

•	Net loss was $1.8 million compared to net income of $1.7 million; and

•	Adjusted EBITDA was $14.7 million compared to $24.2 million (see Schedule III).

Paul J.B. Murphy III, Red Robin’s President and Chief Executive Officer, said, “I am encouraged by the current momentum at Red Robin, reflected in rising operating and guest metrics, complemented by an effective new omni-channel creative campaign, that are driving better topline results. The team is making progress strengthening and transforming the dine-in business while investing in our strategic priorities. While there still is much work to do, these efforts are enabling us to build our brand reputation and the confidence of our Guests, which are critical to driving sustainable improvements in sales and profitability for years to come.”
Murphy added, “On behalf of the entire Red Robin team, I would like to thank Pattye Moore for her tremendous contributions during her tenure as interim CEO and for her service to the Company over the past 12 years. Under her effective leadership, the executive team established a stronger operational foundation that we can now build upon to create value for stockholders, Guests, Team Members, and other stakeholders.”
Third Quarter 2019 Operating Results
Total revenues, which primarily include Company-owned restaurant revenue and franchise royalties, decreased 0.2% to $294.2 million in the third quarter of 2019, from $294.9 million in the third quarter of 2018. Restaurant revenue decreased $0.4 million due to a $4.8 million decrease from restaurant closures, partially offset by a $4.4 million, or 1.6%, increase in comparable restaurant revenue.
System-wide restaurant revenue (which includes franchised units) for the third quarter of 2019 totaled $351.9 million, compared to $351.0 million for the third quarter of 2018.
Comparable restaurant revenue(1) increased 1.6% in the third quarter of 2019 compared to the same period a year ago, driven by a 4.7% increase in average guest check, partially offset by a 3.1% decrease in guest count. The increase in average guest check comprised a 3.2% increase in menu mix and a 1.5% increase in pricing. The increase in menu mix was primarily driven by the Company’s current menu and promotional strategy, resulting in lower Tavern burger sales and higher Finest burger and entrée sales.
Net loss was $1.8 million for the third quarter of 2019 compared to a net income of $1.7 million for the same period a year ago. Adjusted net loss was $3.1 million for the third quarter of 2019 compared to adjusted net income of $2.1 million for the same period a year ago (see Schedule I).
Restaurant-level operating profit margin (a non-GAAP financial measure) was 16.1% in the third quarter of 2019 compared to 16.8% in the same period a year ago. Cost of sales as a percentage of restaurant revenue remained flat. Restaurant labor costs as a percentage of restaurant revenue increased 90 basis points due to higher average wage rates and increased manager staffing levels. Other restaurant operating costs increased 30 basis points primarily due to a 70 basis point increase in third party delivery fees, partially offset by a 20 basis point decrease in utilities and a 20 basis point decrease in other restaurant expenses. Occupancy costs decreased 60 basis points due to restaurant closures. Schedule II of this earnings release defines restaurant-level operating profit, discusses why it is a useful metric for investors, and reconciles this metric to income from operations and net income, in each case under GAAP.
________________________________________

(1)
Comparable restaurants are those Company-owned restaurants that have operated five full quarters during the period presented, and such restaurants are only included in the comparable metrics if they are comparable for the entirety of both periods presented.

Restaurant Revenue Performance

	Third Quarter 2019	Third Quarter 2018
Average weekly sales per unit(1):
Company-owned – Total	$51,221	$49,925
Company-owned – Comparable	$51,304	$50,454
Franchised units – Comparable	$57,788	$57,267
Total operating weeks:
Company-owned units	5,659	5,805
Franchised units	1,080	1,064
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(1)
Calculated using constant currency rates. Using historical currency rates, the average weekly sales per unit in the third quarter of 2018 for Company-owned – Total and Company-owned – Comparable was $49,926 and $50,455. The Company calculates non-GAAP constant currency average weekly sales per unit by translating prior year local currency average weekly sales per unit to U.S. dollars based on current quarter average exchange rates. The Company considers non-GAAP constant currency average weekly sales per unit to be a useful metric to investors and management as they facilitate a more useful comparison of current performance to historical performance.

Other Results
Depreciation and amortization costs decreased to $21.3 million in the third quarter of 2019 from $21.8 million in the third quarter of 2018.
General and administrative costs were $19.2 million, or 6.5% of total revenues, in the third quarter of 2019, compared to $16.8 million, or 5.7% of total revenues, in the same period a year ago. The increase was primarily driven by interim CEO expenses and lower incentive based costs in 2018, partially offset by decreases in professional services and travel.
Selling expenses were $17.6 million, or 6.0% of total revenues, in the third quarter of 2019, compared to $12.0 million, or 4.1% of total revenues, during the same period a year ago. The increase was primarily driven by an increase in national and local media spend to support the launch of the Company’s new creative brand campaign.
Other gains in the third quarter of 2019 included $3.9 million in net gains related to lease terminations for previously closed restaurants, partially offset by $1.3 million of board and stockholder matter costs, $0.6 million in executive transition and severance, and $0.3 million in executive retention.
The Company had an effective tax benefit of 74.1% in the third quarter of 2019, compared to an effective tax benefit of 448.3% during the same period a year ago. The change in the twelve week effective tax benefit is primarily due to the decrease in income compared to the same period a year ago. The Company currently anticipates a full year tax benefit of $11 million to $13 million and full year cash tax payments of between $3.5 million and $4.0 million.
Loss per diluted share for the third quarter of 2019 was $0.14 compared to earnings per diluted share of $0.13 in the third quarter of 2018. Excluding a gain included in Other (gains) charges of $0.23 related to lease terminations for previously closed restaurants offset by costs included in Other (gains) charges of $0.07 for board and stockholder matter costs, $0.04 for executive transition and severance, and $0.02 for executive retention, adjusted loss per share for the third quarter ended October 6, 2019 was $0.24. Excluding charges of $0.03 for reorganization costs, adjusted earnings per diluted share for the third quarter ended October 7, 2018 were $0.16. See Schedule I for a reconciliation of adjusted net income and adjusted earnings per share (each, a non-GAAP financial measure) to net income and earnings per share.

Restaurant Portfolio
The following table details restaurant unit data for Company-owned and franchised locations for the periods indicated:

	Twelve Weeks Ended	Twelve Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	October 6, 2019	October 7, 2018	October 6, 2019	October 7, 2018
Company-owned:
Beginning of period	472	484	484	480
Opened during the period(1)	1	2	—	8
Closed during the period	(2)	(1)	(13)	(3)
End of period	471	485	471	485
Franchised:
Beginning of period	90	88	89	86
Opened during the period	—	1	1	3
End of period	90	89	90	89
Total number of restaurants	561	574	561	574
_________________________________________________________
(1) The restaurant opened during the twelve weeks ended October 6, 2019 consisted of the reopening of one restaurant which was temporarily closed in the second quarter of 2019. Restaurants opened during the twelve and forty weeks ended October 7, 2018 consisted entirely of completed new restaurant openings.
Balance Sheet and Liquidity
As of October 6, 2019, the Company had cash and cash equivalents of $20.2 million and total debt of $188.9 million. The Company funded capital expenditures with cash flow from operations and made net draws of $7.5 million on its credit facility during the third quarter of 2019. As of October 6, 2019, the Company had outstanding borrowings under its credit facility of $188.0 million, in addition to amounts issued under letters of credit of $7.5 million. Amount issued under letters of credit reduce the amount available under its credit facility but are not recorded as debt.
The Company’s lease adjusted leverage ratio was 4.55x as of October 6, 2019. The lease adjusted leverage ratio is defined in Section 1.1 of the Company’s credit facility, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 5, 2016. On August 19, 2019, the Company entered into a second amendment to its credit facility to increase the lease adjusted leverage ratio to 5.0x through December 29, 2019 (see Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q filed on August 23, 2019).
Refranchising Update
After an in-depth review, the Company has concluded it will suspend its U.S. refranchising program.  Based on its analysis, the Company believes the value creation opportunity to stockholders from refranchising will be much greater once the operating fundamentals in the business have been further strengthened and the support capabilities for franchising enhanced.  As the Company progresses towards these objectives, it will monitor and reassess its portfolio opportunities.

Outlook for 2019
The Company’s updated 2019 annual outlook remains the same for selling, general and administrative costs and capital expenditures. Comparable restaurant revenue, adjusted EBITDA, net income and adjusted diluted earnings per share have been updated to reflect current estimates.

•	Comparable restaurant revenue of down 1.0% to flat (using constant currency rates);

•	Selling, general and administrative costs of $154 million to $157 million;

•	Net loss of $6.3 million to $1.7 million;

•	Adjusted EBITDA, a non-GAAP measure, of $104 million to $110 million;

•	Adjusted diluted earnings per share, a non-GAAP measure, of $0.64 to $0.99, which includes the impact of an estimated tax benefit of $0.47 to $0.57; and

•	Capital expenditures of $45 million to $55 million.

Guidance Policy
The Company provides guidance as it relates to selected information related to the Company’s financial and operating performance, and such measures may differ from year to year.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its third quarter 2019 results today at 5:00 p.m. ET. The conference call number is (201) 689-8560. The financial information that the Company intends to discuss during the conference call is included in this press release and will be available in the “Company” section of the Company’s website at www.redrobin.com by selecting the “Investor Relations” link, then the “Calendar of Events” link. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.
To access the supplemental financial information and webcast, please visit www.redrobin.com and select the “Company” section, then the “Investor Relations” link, then the “Presentations” link. A replay of the live conference call will be available from two hours after the call until midnight on Tuesday, November 12, 2019. The replay can be accessed by dialing (412) 317-6671. The conference ID is 13695325.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name Red Robin Gourmet Burgers and Brews, is the Gourmet Burger Authority™, famous for serving more than two dozen craveable, high-quality burgers with Bottomless Steak Fries® in a fun environment welcoming to Guests of all ages. Whether a family dining with kids, adults grabbing a drink at the bar, or teens enjoying a meal, Red Robin offers an unparalleled experience for its Guests. In addition to its many burger offerings, Red Robin serves a wide variety of salads, soups, appetizers, entrees, desserts, and signature beverages. Red Robin offers a variety of options behind the bar, including its extensive selection of local and regional beers, and innovative adult beer shakes and cocktails, earning the restaurant a VIBE Vista Award for Best Beer Program in a Multi-Unit Chain Restaurant. There are more than 560 Red Robin restaurants across the United States and Canada, including locations operating under franchise agreements. Red Robin… YUMMM®! Connect with Red Robin on Facebook, Instagram, and Twitter.
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company’s future performance, comparable restaurant revenue, selling, general and administrative costs, net (loss) income, EBITDA, earnings per share, capital expenditures, taxes, and statements under the heading “Outlook for 2019”, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the effectiveness of the Company’s strategic initiatives, including management’s focus on a narrower range of key initiatives, the effectiveness of the Company’s overall value proposition, service, and operational improvement initiatives to drive dine-in traffic and sales; the ability to increase labor productivity through alternative labor models, and to staff and train the Company’s workforce for service execution, including the complexities related to growth of multiple revenue streams within a single restaurant location; the effectiveness of the Company’s marketing strategies and promotions to sustain and grow comparable restaurant sales; the cost and availability of key food products, distribution, labor, and energy; the ability to achieve anticipated revenue and cost savings from anticipated new technology solutions in the restaurants and timing of rollout; the ability to increase online ordering, to-go services, catering, and other off-premise sales; costs associated with increased third-party delivery services; the ability to achieve savings to the Company’s general and administrative expenses, which, by their nature, tend to be fixed costs; the Company's franchising strategy; the Company’s ability to repurchase shares at all or at the times or in the amounts we currently anticipate or to achieve anticipated benefits of a share repurchase program; the impact of the Company’s adoption of a shareholder rights plan; availability of capital or credit facility borrowings to fund the Company’s capital expenditures; the adequacy of cash flows or available debt resources to fund operations and growth opportunities; the impact of federal, state, and local regulation of the Company’s business; and other risk factors described from time to time in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.
For media relations questions contact:
Katelyn Kwiatkowski, Coyne PR
(973) 588-2000
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended	Twelve Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	October 6, 2019	October 7, 2018	October 6, 2019	October 7, 2018
Revenues:
Restaurant revenue	$289,862	$290,218	$992,764	$1,015,312
Franchise royalties, fees and other revenue	4,360	4,659	19,305	16,472
Total revenues	294,222	294,877	1,012,069	1,031,784

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	69,017	69,003	235,119	242,392
Labor	104,870	102,322	354,302	351,813
Other operating	44,317	43,612	142,882	141,305
Occupancy	24,942	26,629	85,420	88,099
Depreciation and amortization	21,280	21,819	71,087	73,335
General and administrative	19,220	16,763	71,101	65,752
Selling	17,556	12,017	49,025	44,963
Pre-opening costs and acquisition costs	—	387	319	2,093
Other (gains) charges	(1,757)	520	17,488	17,422
Total costs and expenses	299,445	293,072	1,026,743	1,027,174

(Loss) income from operations	(5,223)	1,805	(14,674)	4,610

Other expense:
Interest expense, net and other	1,812	2,295	7,203	8,087

Loss before income taxes	(7,035)	(490)	(21,877)	(3,477)
Income tax benefit	(5,214)	(2,199)	(21,676)	(7,692)
Net (loss) income	$(1,821)	$1,709	$(201)	$4,215
(Loss) earnings per share:
Basic	$(0.14)	$0.13	$(0.02)	$0.32
Diluted	$(0.14)	$0.13	$(0.02)	$0.32
Weighted average shares outstanding:
Basic	12,959	12,994	12,967	12,977
Diluted	12,959	13,054	12,967	13,064

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	(Unaudited) October 6, 2019	December 30, 2018
Assets:
Current Assets:
Cash and cash equivalents	$20,211	$18,569
Accounts receivable, net	11,470	25,034
Inventories	27,053	27,370
Prepaid expenses and other current assets	16,450	27,576
Total current assets	75,184	98,549
Property and equipment, net	522,387	565,142
Right of use assets, net	441,701	—
Goodwill	96,162	95,838
Intangible assets, net	30,937	34,609
Other assets, net	79,288	49,803
Total assets	$1,245,659	$843,941

Liabilities and Stockholders’ Equity:
Current Liabilities:
Accounts payable	$37,050	$39,024
Accrued payroll and payroll related liabilities	37,542	37,922
Unearned revenue	37,913	55,360
Current portion of capital lease obligations	43,303	786
Accrued liabilities and other	41,823	38,057
Total current liabilities	197,631	171,149
Deferred rent	—	75,675
Long-term debt	188,875	193,375
Long-term portion of capital lease obligations	481,295	9,414
Other non-current liabilities	10,067	11,523
Total liabilities	877,868	461,136

Stockholders’ Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 17,851 and 17,851 shares issued; 12,957 and 12,971 shares outstanding	18	18
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding	—	—
Treasury stock 4,894 and 4,880 shares, at cost	(201,350)	(201,505)
Paid-in capital	213,141	212,752
Accumulated other comprehensive (loss) gain, net of tax	(4,986)	(4,801)
Retained earnings	360,968	376,341
Total stockholders’ equity	367,791	382,805
Total liabilities and stockholders’ equity	$1,245,659	$843,941

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles (“GAAP”) throughout this press release, the Company has provided non-GAAP measurements which present the twelve and forty weeks ended October 6, 2019 and October 7, 2018, net income and basic and diluted earnings per share, excluding the effects of executive transition and severance, board and shareholder matter costs, asset impairments, litigation contingencies, asset disposals, restaurant closure costs, reorganization costs, executive retention costs and their related income tax effects. The Company believes the presentation of net income and earnings per share exclusive of the identified item gives the reader additional insight into the ongoing operational results of the Company. This supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended	Twelve Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	October 6, 2019	October 7, 2018	October 6, 2019	October 7, 2018
Net (loss) income as reported	$(1,821)	$1,709	$(201)	$4,215
Executive transition and severance	594	—	2,958	—
Board and shareholder matter costs	1,311	—	2,463	—
Asset impairment	—	—	14,064	9,643
Litigation contingencies	—	—	—	4,000
Spiral menu disposal	—	—	—	506
Restaurant closure gains	(3,922)	—	(2,617)	—
Reorganization costs	—	520	—	3,273
Executive retention	260	—	620	—
Income tax expense	457	(135)	(4,547)	(4,529)
Adjusted net (loss) income	$(3,121)	$2,094	$12,740	$17,108

Basic net (loss) income per share:
Net (loss) income as reported	$(0.14)	$0.13	$(0.02)	$0.32
Executive transition and severance	0.05	—	0.23	—
Board and shareholder matter costs	0.10	—	0.19	—
Asset impairment	—	—	1.08	0.74
Litigation contingencies	—	—	—	0.31
Spiral menu disposal	—	—	—	0.04
Restaurant closure gains	(0.30)	—	(0.20)	—
Reorganization costs	—	0.04	—	0.25
Executive retention	0.02	—	0.05	—
Income tax expense	0.03	(0.01)	(0.35)	(0.35)
Adjusted (loss) earnings per share - basic	$(0.24)	$0.16	$0.98	$1.31

Diluted net (loss) income per share:
Net (loss) income as reported	$(0.14)	$0.13	$(0.02)	$0.32
Executive transition and severance	0.05	—	0.23	—
Board and shareholder matter costs	0.10	—	0.19	—
Asset impairment	—	—	1.08	0.74
Litigation contingencies	—	—	—	0.31
Spiral menu disposal	—	—	—	0.04
Restaurant closure gains	(0.30)	—	(0.20)	—
Reorganization costs	—	0.04	—	0.25
Executive retention	0.02	—	0.05	—
Income tax expense	0.03	(0.01)	(0.35)	(0.35)
Adjusted (loss) earnings per share - diluted	$(0.24)	$0.16	$0.98	$1.31

Weighted average shares outstanding
Basic	12,959	12,994	12,967	12,977
Diluted(1)	12,959	13,054	13,047	13,064
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(1) For the forty weeks ended October 6, 2019, the impact of dilutive shares is included in the calculation as the adjustments for the quarter resulted in adjusted net income. For diluted shares reported on the condensed consolidated statement of operations, the impact of dilutive shares is excluded due to the reported net loss for the quarter.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Income
from Operations and Net Income
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company’s investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to income from operations or net income as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in our industry. The table below sets forth certain unaudited information for the twelve and forty week periods ended October 6, 2019 and October 7, 2018, expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended		Twelve Weeks Ended		Forty Weeks Ended		Forty Weeks Ended
	October 6, 2019		October 7, 2018		October 6, 2019		October 7, 2018
Restaurant revenues	$289,862	98.5%	$290,218	98.4%	$992,764	98.1%	$1,015,312	98.4%
Restaurant operating costs (1)
Cost of sales	69,017	23.8%	69,003	23.8%	235,119	23.7%	242,392	23.9%
Labor	104,870	36.2%	102,322	35.3%	354,302	35.7%	351,813	34.7%
Other operating	44,317	15.3%	43,612	15.0%	142,882	14.4%	141,305	13.9%
Occupancy	24,942	8.6%	26,629	9.2%	85,420	8.6%	88,099	8.7%
Restaurant-level operating profit	46,716	16.1%	48,652	16.8%	175,041	17.6%	191,703	18.9%

Add – Franchise royalties, fees and other revenue	4,360	1.5%	4,659	1.6%	19,305	1.9%	16,472	1.6%
Deduct – other operating:
Depreciation and amortization	21,280	7.2%	21,819	7.4%	71,087	7.0%	73,335	7.1%
General and administrative expenses	19,220	6.5%	16,763	5.7%	71,101	7.0%	65,752	6.4%
Selling	17,556	6.0%	12,017	4.1%	49,025	4.8%	44,963	4.4%
Pre-opening & acquisition costs	—	—%	387	0.1%	319	—%	2,093	0.2%
Other (gains) charges	(1,757)	(0.6)%	520	0.2%	17,488	1.7%	17,422	1.7%
Total other operating	56,299	19.1%	51,506	17.5%	209,020	20.7%	203,565	19.7%

(Loss) income from operations	(5,223)	(1.8)%	1,805	0.6%	(14,674)	(1.4)%	4,610	0.4%

Interest expense, net and other	1,812	0.6%	2,295	0.8%	7,203	0.7%	8,087	0.8%
Income tax benefit	(5,214)	(1.8)%	(2,199)	(0.7)%	(21,676)	(2.1)%	(7,692)	(0.7)%
Total other	(3,402)	(1.2)%	96	—%	(14,473)	(1.4)%	395	—%

Net (loss) income	$(1,821)	(0.6)%	$1,709	0.6%	$(201)	—%	$4,215	0.4%
________________________________________

(1)	Excluding depreciation and amortization, which is shown separately.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net income before interest expense, benefit for income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations without the effect of non-cash charges such as executive transition and severance, board and shareholder matter costs, asset impairments, litigation contingencies, asset disposals, restaurant closure costs, reorganization costs, executive retention costs and their related income tax effects. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies in our industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items. We have not provided a reconciliation of our adjusted EBITDA outlook to the most comparable GAAP measure of net income. Providing net income guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to net income for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended	Twelve Weeks Ended	Forty Weeks Ended	Forty Weeks Ended
	October 6, 2019	October 7, 2018	October 6, 2019	October 7, 2018
Net (loss) income as reported	$(1,821)	$1,709	$(201)	$4,215
Interest expense, net	2,229	2,390	7,896	8,125
Income tax benefit	(5,214)	(2,199)	(21,676)	(7,692)
Depreciation and amortization	21,280	21,819	71,087	73,335
EBITDA	$16,474	$23,719	$57,106	$77,983

Executive transition and severance	$594	$—	$2,958	$—
Board and shareholder matter costs	1,311	—	2,463	—
Asset impairment	—	—	14,064	9,643
Litigation contingencies	—	—	—	4,000
Spiral menu disposal	—	—	—	506
Restaurant closure gains	(3,922)	—	(2,617)	—
Reorganization costs	—	520	—	3,273
Executive retention	260	—	620	—
Adjusted EBITDA	$14,717	$24,239	$74,594	$95,405